Exhibit 10.1

SUBSCRIPTION AGREEMENT

October 18, 2012

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.             This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Wave Systems Corp., a Delaware corporation (the “Company”), and the Investor.

2.             The Company has authorized the sale and issuance to certain investors of (a) up to 3,324,750 shares of Class A Common Stock (the “Total Shares”), par value $0.01 per share (the “Common Stock”) for a purchase price of $1.0025 per share (the “Purchase Price”) and (b) warrants, in substantially the form attached hereto as Annex II (the “Warrants” and, collectively with the Total Shares, the “Securities”), to purchase up to 1,662,375 shares of Common Stock at an exercise price of $0.94 per share (the “Exercise Price”).

3.             The offering and sale of the Securities (the “Offering”) are being made pursuant to the Company’s registration statement including a base prospectus (the “U.S. Base Prospectus”) on Form S-3 (Registration No. 333-175046) filed with the United States Securities and Exchange Commission (the “Commission”) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) and a Prospectus Supplement containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission (the “Prospectus Supplement”).

4.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, for the aggregate purchase price set forth below, (a) the number of shares of Common Stock set forth below (the “Investor Shares”) and (b) a Warrant to purchase the number of shares of Common Stock set forth below (the “Investor Warrant” and, collectively with the Investor Shares, the “Investor Securities”).  The Investor Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.             The transaction for the purchase of the Investor Shares with Dawson James Securities, Inc. (“Dawson”) will settle by using the Deposit Withdrawal Agent Commission (“DWAC”) system of The Depository Trust Company (“DTC”) Settlement via “DWAC”: the Company shall instruct the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”) to deliver Investor Shares registered in the Investor’s name and address as set forth in Exhibit A

(below) at the Closing. The investor will need to instruct their representative at their broker to receive the shares via DWAC.

6.             The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority, Inc.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.             The Investor acknowledges that, prior to or in connection with the execution and delivery of this Agreement, it has reviewed the final U.S. Base Prospectus, dated July 22, 2011, which is a part of the Company’s Registration Statement, and the Prospectus Supplement.  THIS AGREEMENT SHALL NOT CONSTITUTE A BINDING COMMITMENT ON THE PART OF THE COMPANY UNTIL (A) THE COMPANY HAS TIMELY RECEIVED AN EXECUTED COPY OF THE COMPLETED SUBSCRIPTION AGREEMENT FROM THE INVESTOR AND (B) THE COMPANY HAS DELIVERED TO THE INVESTOR AN EXECUTED COUNTERPART SIGNATURE PAGE HERETO.  THE INVESTOR ACKNOWLEDGES THAT, AT ANY TIME PRIOR TO THE DELIVERY OF ITS EXECUTED COUNTERPART SIGNATURE PAGE, THE COMPANY MAY ELECT TO NOT ENTER INTO THIS SUBSCRIPTION AGREEMENT FOR ANY REASON.

[Signature page follows]

2

SIGNATURE PAGE

Number of Investor Shares:

Shares issuable upon exercise of Investor Warrant:

(50% No. of Investor Shares, Exercise Price of $0.94 per share)

Purchase Price Per Investor Share:   $1.0025

Total Purchase Price:  $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October , 2012

INVESTOR

By:
Print Name:
Title:
Address:

Phone #:
Email:

Agreed and Accepted
October , 2012:

WAVE SYSTEMS CORP.

By:
Name:
Title:

EXHIBIT A

Wave Systems Corp.

INVESTOR QUESTIONNAIRE

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

All capitalized terms not otherwise defined in this Annex I shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex I is attached.

1.             Authorization and Sale of the Investor Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Investor Securities.

2.             Agreement to Sell and Purchase the Investor Securities; Placement Agents.

2.1.         At the Closing (as defined in Section 3.1 below), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Investor Shares and corresponding Warrant set forth on the last page of the Subscription Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price set forth on the Signature Page.

2.2.         The Company proposes to enter into substantially the same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of some or all of the remaining Securities to them as part of the Offering (subject to Section 3.2(b) below).  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”.  The Company may complete sales of the remaining Securities in the Offering to certain of the Other Investors without requiring such Other Investors to enter into a Subscription Agreement; such sales shall nevertheless be on the same price terms as the price terms for all of the other sales in the Offering.

2.3.         The Investor acknowledges that the Company intends to pay Dawson (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of the Securities to the Investor pursuant to a Placement Agency Agreement (the “Placement Agreement”) with the Placement Agent.  A copy of the Placement Agreement is available to the Investor upon request.

3.             Closings and Delivery of the Securities and Funds.

3.1.         Closing.  The completion of the purchase and sale of the Securities (the “Closing”) will occur on or before October 24, 2012 (the “Closing Date”).  At the Closing and in accordance with Section 5 of the Subscription Agreement: (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Investor Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached to the Subscription Agreement as

Exhibit A, in the name of a nominee designated by the Investor; (b) the Company will deliver (by overnight courier) a Warrant to purchase the number of shares of Common Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached to the Subscription Agreement as Exhibit A, in the name of a nominee designated by the Investor; and (c) the aggregate purchase price for the Investor Securities being purchased by the Investor will be paid by or on behalf of the Investor to the Company in the manner set forth in Section 3.3 below.

3.2.         (a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue the Investor Securities to the Investor will be subject to (a) the receipt by the Company of the aggregate purchase price for the Investor Securities being purchased hereunder as set forth on the Signature Page, (b) the accuracy of the representations and warranties made by the Investor in this Agreement, (c) the fulfillment of those undertakings of the Investor to be fulfilled on or prior to the Closing Date, (d) the Registration Statement remaining in effect and no stop order proceedings with respect thereto being pending or threatened, and (e) there being no objections raised by the staff of the NASDAQ Stock Market to the consummation of the sale without the approval of the Company’s stockholders.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Investor Securities will be subject to the fulfillment of those undertakings of the Company with respect to the Investor Securities and/or the Investor to be fulfilled on or prior to the Closing Date.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the remaining Securities that they have agreed to purchase from the Company.

3.3.         Delivery of Funds; Delivery of Investor Shares.

(a)           Subject to all of the provisions set forth in Section 5 of the Subscription Agreement settlement of the Investor Securities purchased by such Investor will be by means of the DWAC system of DTC.  The Investor shall (i) pay to the Company by wire transfer of immediately available funds to the account set forth on Annex III hereto the aggregate purchase price for the Investor Shares being purchased by the Investor hereunder and (ii) direct the broker-dealer at which the account or accounts to be credited with the Investor Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Investor Shares by means of an electronic book-entry delivery.  Promptly following the delivery to the Company of the purchase price for the Investor Securities as described herein, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Investor Shares pursuant to the information contained in the DWAC.

4.             Representations, Warranties and Covenants.

4.1.         Representations, Warranties and Covenants of the Investor.

(a)           The Investor represents and warrants to, and covenants with, the Company that: (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Investor Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Investor Securities; (b) the Investor has answered all questions on the Signature Page and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (c) the Investor, in connection with its decision to purchase the number of Investor Securities set forth on the Signature Page, is relying only upon the U.S. Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.

(b)           The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Investor Securities, or possession or distribution of offering materials in connection with the issue of the Investor Securities, in any jurisdiction outside the United States where action for that purpose is required.  The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Investor Securities or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Investor Securities, except as set forth or incorporated by reference in the U.S. Base Prospectus or the Prospectus Supplement.

(c)           The Investor further represents and warrants to, and covenants with, the Company that: (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Investor Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Investor Securities.

(e)           The Investor acknowledges that the shares of Common Stock acquired upon the exercise of the Investor Warrant, if not registered or exercised via cashless exercise, will have restrictions on resale imposed by state and federal securities laws.

(f)            The Investor represents, warrants and agrees that, since the date on which the Placement Agent first contacted the Investor about the Offering, it has not directly or indirectly (a) engaged in any short selling, (b) established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended, or (c) granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, in each case with respect to the Company’s securities. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Investor makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.2(g), (ii) the Investor shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.2(g) and (iii) the Investor shall have no duty of confidentiality to the Company after the issuance of the initial press release as described in Section 4.2(g).

4.2          Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants with, the Investor that:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or the Company’s stockholders in connection herewith or therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Investor Shares and Warrant and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except for, in the case of clauses (ii) and (iii) above, such conflicts, defaults, liens, rights, conflicts or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(c)           The Investor Shares and Warrant are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company (other than liens arising under applicable securities laws).  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the registration statement (the “Registration Statement”) in conformity (as to form) with the requirements of the Securities Act in all material respects, which became effective on July 22, 2011, including the U.S. Base Prospectus.  The Registration Statement is effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the U.S. Base Prospectus thereunder has been issued by the Securities and Exchange Commission (the “Commission”) and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus Supplement, with the Commission pursuant to Rule 424(b) under the Securities Act.  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform (as to form) in all material respects to the requirements of the Securities Act; and the U.S. Base Prospectus and any amendments thereto and the Prospectus Supplement, at time the U.S. Base Prospectus or any amendment thereto or the Prospectus Supplement, as applicable, was issued and at the Closing Date, conformed and will conform (as to form) in all material respects to the requirements of the Securities Act.

(d)           No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  The issuance and sale of the Investor Securities will not obligate the Company to issue shares of Common Stock or other securities to any person or entity (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party.

(e)           Since June 30, 2012, except as specifically disclosed in one of the Company’s public filings with the Commission filed prior to the date hereof, (i) there has been no event or occurrence that has had or that would reasonably be expected to result in (A) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (B) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (A) or (B), a “Material Adverse Effect”) and (ii) the Company has not incurred any liabilities (contingent or otherwise) that would be required under U.S. Generally Accepted Accounting Principles to be reflected on the consolidated balance sheet of the Company other than (A) those liabilities or obligations as may be or may have been incurred in connection with the transactions contemplated by this Agreement, (B) liabilities that have been incurred in the ordinary course of business consistent with past practice since June 30, 2012 and (C) liabilities that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(f)            Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person or entity acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information (as determined under federal securities laws) which is not otherwise disclosed in the Prospectus Supplement.

(g)           The Company shall by 9:00 a.m. (New York City time) on the trading day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby.  The Company represents to the Investor that, immediately after the public release of such press release, it shall have publicly disclosed all material, non-public information (as determined under federal securities laws) delivered to the Investor by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except as required by federal securities law, in which case the Company shall provide the Investor with prior notice of such disclosure.

(h)           From the date hereof until twenty (20) days after the Closing, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined below) (including but not limited to draw downs pursuant to its At Market Issuance Sales Agreement, dated January 30, 2012, with MLV & Co. LLC, as the same may be amended from time to time) other than issuances pursuant to (i) the offering described in the Prospectus Supplement, (ii) the Company’s stock option plans or (iii) upon conversion or exercise of any outstanding convertible instruments, options or warrants or similar securities (“Common Stock Equivalents”) that are outstanding as of the date hereof or issued in the offering described in the Prospectus Supplement (but not any modification to the conversion or exercise price thereof).

5.             Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Investor Securities being purchased and the payment therefor.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)           if to the Company, to:

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238
Fax:(413)243-0391
Attn:  Gerard Feeney, CFO

with copies to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Fax:(212)728-9272
Attn:  Neil W. Townsend

David B. Cosgrove

(b)           if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.             Changes.  This Agreement shall not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.          Governing Law; Jurisdiction.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) only in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

11.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.          Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Investor Securities to such Investor.

13.          Entire Agreement.  This Agreement and the Warrant constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

14.          No Assignment.  This Agreement shall not be assigned by any party hereto without the express prior written consent of the other party.

********************

ANNEX II

FORM OF

COMMON STOCK PURCHASE WARRANT

To Purchase [              ] Shares of Class A Common Stock of

Date: October     , 2012

WAVE SYSTEMS CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                               ] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the fifth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from Wave Systems Corp., a Delaware corporation (the “Company”), up to [          ] shares (the “Warrant Shares”) of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one (1) share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).  This Warrant is being issued pursuant to the terms of that certain Subscription Agreement, of even date herewith (the “Subscription Agreement”), between the Company and the Holder.

Section 1.       Definitions.  As used herein, the following terms shall have the following meanings:

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

Section 2.       Exercise.

a)             Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company).  The Holder shall be required to physically surrender this Warrant to the Company when the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall honor any valid Notice of Exercise Form pursuant to the terms hereof.  The Company shall deliver an objection to any invalid Notice of Exercise Form within three (3) Trading Days of its receipt thereof.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $0.94, subject to adjustment hereunder (the “Exercise Price”).

c)             Cashless Exercise.  If at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant shall be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) =  the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes hereof “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common

Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined in a reasonable manner and in good faith by the Company.

d)              Mechanics of Exercise.

i.              Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.             Delivery of Certificates Upon Exercise. The Company shall use best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

iii.            Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.            Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.            Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form annexed hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.           Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $               to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $            , under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $            .  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

e)             Exercise Limitations.

i.              Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Beneficial Ownership Limitation provisions of this Section 2(e) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(e) shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be waived by such Holder.  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii.             Exercise Without Registration Statement.  If, at the time of any exercise of this Warrant, the Warrant Shares shall not be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Company may require, as a condition of such exercise, that the Holder furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exercise may be made without registration under the Securities Act or registration or qualification under any state or other applicable securities laws.

Section 3.       Certain Adjustments.

a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Fundamental Transactions.  If, at any time after the Initial Exercise Date, there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale, or liquidating distribution, lawful provision shall be made so that Holder shall have the right thereafter to receive upon the exercise hereof (to the extent still exercisable) the kind and amount of shares of stock or other securities or property to which the Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale, or liquidating distribution, as the case may be, the Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant.  In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this paragraph (b) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

c)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)            Notice to Holders.  Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4.       Transfer of Warrant.

a)             Transferability.  Subject to Section 5(a) below, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form annexed hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new

Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

Section 5.       Miscellaneous.

a)             Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

b)            No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c)             Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)            Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e)             Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

f)             Governing Law; Jurisdiction.  This Warrant will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.  Any legal action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) only in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

g)            Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

i)              Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)              Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

k)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)              Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows]

WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:                         [    ], 2012

WAVE SYSTEMS CORP.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:         WAVE SYSTEMS CORP.

(1)           The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                                                               whose address is                                                                           .

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

ANNEX III

COMPANY WIRE INSTRUCTIONS

In accordance with Section 3.3(c) of the Terms and Conditions for Purchase of Securities attached hereto as Annex I, remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account:

Wire info for:

Wave Systems Corp.

480 Pleasant Street

Lee, MA 01238

Account: Wave Systems Corp.

HSBC Bank

452 Fifth Avenue

New York, NY 10018

Bank ABA/Routing #

US Govt MM Fund:

Contact: Tej Nardeo / Phone:                           / Fax:

International Transactions: Use Swift #